UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2017 (May 25, 2017)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

The 2017 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (the “Company”) was held virtually on May 25, 2017 at 11:00 a.m. (central time) at www.virtualshareholdermeeting.com/WIN17. During the Annual Meeting, the Company’s stockholders voted on six proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 14, 2017. The voting results for each of the proposals are as follows.

1. The stockholders elected twelve persons nominated to serve as a director of the Company set forth in the Proxy Statement, with the following voting results:
Name	Votes For	Votes Against	Votes For as a % of Votes Cast
Carol B. Armitage	117,803,829	1,984,492	98.34%
Samuel E. Beall, III	117,906,492	1,852,796	98.45%
Jeannie Diefenderfer	117,920,190	1,745,044	98.54%
Jeffrey T. Hinson	116,011,774	3,745,612	96.87%
William G. LaPerch	118,071,314	1,701,656	98.58%
Larry Laque	118,230,659	1,411,597	98.82%
Julie A. Shimer	118,073,339	1,669,549	98.61%
Marc F. Stoll	118,411,363	1,354,750	98.87%
Michael G. Stoltz	118,337,565	1,431,546	98.80%
Tony Thomas	117,964,284	1,694,926	98.58%
Walter L. Turek	118,281,769	1,493,308	98.75%
Alan L. Wells	118,270,953	1,536,422	98.72%

In addition to the votes for and against each nominee, the table below reports the number of shares that abstained from voting for each of the nominees, respectively:

Name	Votes Abstained
Carol B. Armitage	534,800
Samuel E. Beall, III	563,833
Jeannie Diefenderfer	657,887
Jeffrey T. Hinson	565,735
William G. LaPerch	550,151
Larry Laque	680,865
Julie A. Shimer	580,233
Marc F. Stoll	557,008
Michael G. Stoltz	554,010
Tony Thomas	663,911
Walter L. Turek	548,044
Alan L. Wells	515,746

The Company’s Bylaws require that each director nominee be elected by the affirmative vote of a majority of the votes cast for his or her election. The above reported abstentions, while counted for quorum purposes, had no effect on the outcome of the election of directors because they are not considered votes cast under this voting standard.

2. The stockholders voted upon and approved a non-binding advisory resolution on executive compensation, with the following voting results:
Votes For	Votes Against	Votes For as a % of Votes Cast
114,769,832	4,636,439	96.12%

916,850 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

3. The stockholders recommended, on an advisory non-binding basis, that the Company hold future advisory votes on executive compensation (“say-on-pay votes”) every year by the following votes:
Every Year	Every Two Years	Every Three Years	Votes Abstained
100,542,719	1,014,864	18,078,747	686,791

The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the Proxy Statement, that the Company will hold future say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of such votes. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s 2023 annual meeting of stockholders.

4. The stockholders voted upon and rejected amendments to the Certificate of Incorporation and Bylaws of the Company to enable stockholders to call special meetings of stockholders under certain circumstances, with the following voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
119,011,708	961,373	350,040	51,084,436	62.49%

For the amendments to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

5. The stockholders voted upon and rejected amendments to the Certificate of Incorporation and Bylaws of the Company to eliminate super-majority voting provisions, with the following voting results:
Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
117,391,047	2,448,453	483,621	51,084,436	61.64%

For the amendments to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

6. The stockholders voted upon and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for 2017, with the following voting results:
Votes For	Votes Against	Votes For as a % of Votes Cast
168,409,712	1,788,652	98.95%

1,209,193 shares abstained from voting on this proposal. However, approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

Broker Non-Votes: There were 51,084,436 broker non-votes reported for each of the proposals presented at the Annual Meeting, except Proposal No. 6 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant). While counted for quorum purposes, these broker non-votes had no effect on the outcome of Proposals No. 1, 2 and 3 because broker non-votes are not considered votes cast under the Company’s majority of votes cast approval standard applicable to those proposals. Under the approval standards applicable to Proposals No. 4 and 5, the broker non-votes are considered votes cast and thus were treated as votes against each of those proposals. Proposal No. 6 was considered a routine matter upon which brokers and other nominees could vote uninstructed shares under applicable rules, and therefore no broker non-votes existed in connection with Proposal No. 6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Senior Vice President, General Counsel & Corporate Secretary

May 30, 2017